Exhibit 8.1

	% of Ownership
Company	% of Voting Power Held	% of Ownership	Country	Line of Business
Electricity business in Spain and Portugal
Endesa Generación, S.A.	100.00	100.00	Spain	Electricity production
Carboex, S.A.	100.00	100.00	Spain	Electricity production
Gas y Electricidad Generación, S.A.U.	100.00	100.00	Spain	Electricity production
Unión Eléctrica de Canarias Generación, S.A.U.	100.00	100.00	Spain	Electricity production
Endesa Red, S.A.	100.00	100.00	Spain	Distribution activities
Endesa Distribución Eléctrica, S.L	100.00	100.00	Spain	Distribution of electricity under the tariff system
Endesa Operaciones y Servicios Comerciales, S.L.	100.00	100.00	Spain	Provision of commercial services
Endesa Energía, S.A.U.	100.00	100.00	Spain	Marketing of energy products
Endesa Cogeneración y Renovables, S.A. (ECyR)	100.00	100.00	Spain	Cogeneration and renewable energies
Finerge—Gesto de Proyectos Energéticos, S.A.	100.00	100.00	Portugal	Cogeneration and renewable energies
Endesa Gas, S.A.U.	100.00	100.00	Spain	Gas production, distribution and retailing
Endesa Servicios, S.L.	100.00	100.00	Spain	Provision of corporate services
Electricity business in the rest of Europe
Endesa Europa, S.L.	100.00	100.00	Spain	Endesa business activities in Europe
Endesa Italia, S.p.A.	80.00	80.00	Italy	Electricity production
Societé Nationale d´Electricité et de Thermique, S.A. (Snet)	65.00	65.00	France	Electricity production
International electricity business:
Endesa Internacional, S.A.	100.00	100.00	Spain	Endesa Group international business activities
Enersis, S.A.	60.62	60.62	Chile	Electricity production and distribution
Empresa Distribuidora Sur, S.A. (Edesur)	99.45	45.69	Argentina	Electricity distribution and retailing
Chilectra, S.A.	98.25	59.57	Chile	Electricity distribution and sale
Empresa de Distribución Eléctrica de Lima Norte, S.A. (Edelnor)	60.00	38.26	Peru	Electricity production, transmission and istribution
Codensa, S.A.	48.48	43.95	Colombia	Electricity distribution and retailing
Endesa Chile	59.98	36.36	Chile	Complete electricity cycle
Empresa Eléctrica Pehuenche, S.A.	92.65	33.69	Chile	Complete electricity cycle
Central Hidroeléctrica de Betania, S.A.	85.62	31.13	Colombia	Electricity production
Edegel, S.A.	63.56	13.78	Peru	Electricity production and retailing
Empresa Generadora de Energía Eléctrica, S.A. (Emgesa)	48.48	35.62	Colombia	Electricity production
Endesa Brasil, S.A.	100.00	60.98	Brazil	Holding company
Companhía de Interconexao Energética, S.A. (Cien)	100.00	60.98	Brazil	Electricity production, transmission and distribution
Ampla Energía e Serviços, S.A. (Ampla)	91.93	55.57	Brazil	Electricity production, transmission and distribution
Companhía Energética do Ceará, S.A. (Coelce)	58.86	34.78	Brazil	Complete electricity cycle